 Filed Pursuant to Rule 424(b)(5)
  Registration No. 333-280395
PROSPECTUS
Canoo Inc.
5,571,500 Shares of Common Stock
This prospectus relates to the offer and sale of up to 5,571,500 shares of our Common Stock, $0.0001 par value per share (our “Common Stock”), by Capital OKC Alliance II Inc., a Delaware corporation (the “Selling Stockholder”).
The shares of our Common Stock being offered by the Selling Stockholder may be issued pursuant to the securities purchase agreement, dated September 29, 2023 (the “Purchase Agreement”), that we entered into with the Selling Stockholder. On October 12, 2023 (the “Closing Date”), we closed the sale of the Preferred Shares and the Warrants to the Selling Stockholder and filed the certificate of designation for the Preferred Stock (the “Certificate of Designation”). The shares of Common Stock included in this prospectus consist of (i) 3,486,318 shares of Common Stock that may be issued upon conversion of the 45,000 shares (the “Preferred Shares”) of the Company’s 7.5% Series B Cumulative Perpetual Redeemable Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), (ii) 998,225 shares of Common Stock that may be issued pursuant to warrants issued under the Purchase Agreement to purchase 998,225 shares of Common Stock at an exercise price of $12.9076 (the “Warrants”), and (iii) up to 1,086,957 shares of Common Stock that may be issued for the payment of dividends on the Preferred Shares. We cannot predict the total number of shares of Common Stock that will be issued for the payment of dividends on the Preferred Shares.
We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder. However, we have received approximately $45.0 million in aggregate proceeds from the sale of the Preferred Shares and the Warrants to the Selling Stockholder, and may receive up to approximately $12.9 million in proceeds upon payment of the exercise price of the Warrants, from time to time after the date of this prospectus. As of the Closing Date, after accounting for the Reverse Stock Split (as defined below), the Preferred Shares are convertible at the Selling Stockholder’s option into Common Stock at a conversion price of $12.9076 per share (the “Conversion Price”). The Warrants are immediately exercisable starting on the Closing Date and will expire on October 12, 2028.
The Selling Stockholder may sell the shares of our Common Stock included in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholder may sell the shares in the section entitled “Plan of Distribution.” Though we have been advised by the Selling Stockholder that it purchased the Preferred Shares and the Warrants for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute securities in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, the SEC may take the position that the Selling Stockholder is deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act and any profits on the sales of shares of our Common Stock by the Selling Stockholder and any discounts, commissions or concessions received by the Selling Stockholder is deemed to be underwriting discounts and commissions under the Securities Act.
The Selling Stockholder will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of the shares by the Selling Stockholder pursuant to this prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering under the Securities Act the offer and sale of the shares included in this prospectus. See “Plan of Distribution.”
Our Common Stock and public warrants are traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “GOEV” and “GOEVW,” respectively. On July 8, 2024, the last reported sale price on Nasdaq of our Common Stock was $2.26 per share and the last reported sale price of our public warrants was $0.06 per warrant.
Our principal executive office is located at 19951 Mariner Avenue, Torrance, California 90503, and our telephone number is (424) 271-2144.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 8 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 8, 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The Selling Stockholder may, from time to time, sell the securities described in this prospectus. You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholder have authorized anyone to provide you with different information. Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed. Neither we nor the Selling Stockholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus entitled “Where You Can Find More Information.”
Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business” “Canoo,” “the Company” and “our company” refer to and similar references refer to Canoo Inc. and its consolidated subsidiaries.
This prospectus contains our registered and unregistered trademarks and service marks, as well as trademarks and service marks of third parties. Solely for convenience, these trademarks and service marks are referenced without the ®, ™ or similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and service marks. All brand names, trademarks and service marks appearing in this prospectus are the property of their respective holders.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement of which this prospectus is a part or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database. We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.
Our website address is www.canoo.com. We do not incorporate the information on or accessible through our website into this prospectus or any prospectus supplement, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any prospectus supplement. Our website address is included in this prospectus as an inactive textual reference only.

INCORPORATION OF DOCUMENTS BY REFERENCE
SEC rules permit us to incorporate information by reference into this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or the applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition. Any report or information within any of the documents referenced below that is furnished, but not filed, shall not be incorporated by reference into this prospectus:
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our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 15, 2024;

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our Current Reports on Form 8-K, filed with the SEC on January 2, 2024, January 5, 2024, January 12, 2024, January 19, 2024, January 31, 2024, February 7, 2024, February 9, 2024, February 29, 2024, March 8, 2024, March 14, 2024, March 15, 2024, April 11, 2024, May 6, 2024, and June 13, 2024; and

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a description of our capital stock, included as Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 1, 2022.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including prior to the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number below:
Canoo Inc.
19951 Mariner Avenue
Torrance, California 90503
Attn: Investor Relations Department
Phone: (424) 271-2144
Those copies will not include exhibits, unless the exhibits have specifically been incorporated by reference in this document or you specifically request them.

SUMMARY
Canoo Inc.
We are a high tech advanced mobility technology company with a proprietary modular electric vehicle platform and connected services initially focused on commercial fleet, government and military customers. The Company has developed a breakthrough EV platform that it believes will enable it to rapidly innovate, and bring new products addressing multiple use cases to market faster than its competition and at a lower cost. Our vehicle architecture and design philosophy are aimed at driving productivity and returning capital to our customers, and we believe the software and technology capabilities we are developing, packaged around a modular, customizable product, have the potential to empower the customer experience across a vehicle’s lifecycle. We remain committed to the environment and to delivering sustainable mobility that is accessible to everyone. We proudly intend to manufacture our fully electric vehicles in Oklahoma, bringing advanced manufacturing and technology jobs to communities in America’s heartland. We are committed to building a diverse workforce that will draw heavily upon the local communities of Native Americans and veterans.
Background
On December 21, 2020, Hennessy Capital Acquisition Corp. IV (“HCAC”) consummated the previously announced merger pursuant to that certain Merger Agreement and Plan of Reorganization, dated as of August 17, 2020 (the “Merger Agreement”), by and among HCAC, HCAC IV First Merger Sub, Ltd., an exempted company incorporated with limited liability in the Cayman Islands and a direct, a wholly owned subsidiary of HCAC (“First Merger Sub”), EV Global Holdco LLC (f/k/a HCAC IV Second Merger Sub, LLC), a Delaware limited liability company and a direct, wholly owned subsidiary of HCAC (“Second Merger Sub”), and Canoo Holdings Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“Legacy Canoo”). Pursuant to the terms of the Merger Agreement, a business combination between HCAC and Legacy Canoo was effected through the merger of (a) First Merger Sub with and into Legacy Canoo, with Legacy Canoo surviving as a wholly-owned subsidiary of HCAC (Legacy Canoo, in its capacity as the surviving corporation of the merger, the “Surviving Corporation”) and (b) the Surviving Corporation with and into Second Merger Sub, with Second Merger Sub being the surviving entity, which ultimately resulted in Legacy Canoo becoming a wholly-owned direct subsidiary of HCAC (all transactions collectively, the “Business Combination”). In connection with the closing of the Business Combination, HCAC changed its name to Canoo Inc. and we became a Nasdaq-listed company.
Corporate Information
Our Common Stock and public warrants are listed on Nasdaq under the symbol “GOEV” and “GOEVW,” respectively. Our principal executive office is located at 19951 Mariner Avenue, Torrance, California 90503, and our telephone number is (424) 271-2144. Our website address is www.canoo.com. This website address is not intended to be an active link, and information on, or accessible through, our website is not incorporated by reference into this prospectus and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

THE OFFERING
On September 29, 2023, the Company entered into the Purchase Agreement with the Selling Stockholder in connection with the issuance, sale and delivery by the Company of the Preferred Shares and the Warrants for a total purchase price of $45,000,000. On the Closing Date, the Company closed the sale of the Preferred Shares and the Warrants to the Selling Stockholder and filed the Certificate of Designation.
Pursuant to the Purchase Agreement, the Company and the Selling Stockholder agreed to work together in good faith to negotiate one or more additional agreements pursuant to which the Selling Stockholder or its affiliates may purchase additional shares of Preferred Stock for a total aggregate Liquidation Preference (as defined below) of up to $150.0 million (inclusive of the Preferred Shares), subject to agreed-upon terms and conditions. In addition, the Company agreed that if it reasonably determines that the issuance of (i) any shares of Common Stock underlying the Preferred Shares or the Warrants and (ii) any shares of Common Stock that may be issued, at the option of the Selling Stockholder, for the payment of dividends on the Preferred Stock pursuant to the Certificate of Designation (the “Dividend Shares”) would exceed 19.99% of the aggregate number of shares of the Common Stock issued and outstanding as of September 29, 2023 (the “Exchange Cap”), then, the Company will hold as promptly as reasonably possible a special meeting of its stockholders to approve the issuance of the shares of Common Stock to the Selling Stockholder in excess of the Exchange Cap and the Board of Directors of the Company will recommend such approval.
The Company is filing this prospectus for purposes of the resale by the Selling Stockholder of (i) 3,486,318 shares of Common Stock that may be issued upon conversion of the Preferred Shares, (ii) 998,225 shares of Common Stock that may be issued pursuant to the Warrants, and (iii) up to 1,086,957 Dividend Shares. Additionally, if the number of shares of Common Stock registered under this prospectus is insufficient for the number of shares of Common Stock to be issued upon the conversion of the Preferred Shares, the payment of dividends on the Preferred Stock and/or the exercise of the Warrants (a “Subsequent Issuance”), the Company is required to file a separate registration statement within 30 days of such Subsequent Issuance. Except as contemplated by the Purchase Agreement, the Preferred Shares, the Warrants, the Dividend Shares and the shares of Common Stock underlying the Preferred Shares and the Warrants (collectively, the “Securities”) have not been, and will not be, registered and cannot be sold absent registration of the Securities, or the availability of an exemption from registration, under the Securities Act.
The Purchase Agreement contains customary representations, warranties and covenants of the Company and the Selling Stockholder. The Warrants are immediately exercisable starting on the Closing Date and will expire October 12, 2028. The Warrants include customary adjustment provisions for stock splits, combinations and similar events.
Designation of Preferred Stock
The following is a brief summary of the terms of the Preferred Stock issued under the Purchase Agreement.
Ranking and Dividend
The Preferred Stock ranks senior to the Common Stock with respect to dividends and distributions on liquidation, winding-up and dissolution. Each share of Preferred Stock has a stated value of $1,000 (the “Stated Value”). Dividends on the Preferred Stock may be paid in either cash, in kind or, at the option of the holders of the Preferred Stock (the “Holders”), in shares of Common Stock. The Company will pay, subject to certain adjustments, dividends at a rate per annum (the “Dividend Rate”) equal to 7.50% of the Liquidation Preference (as defined below) per Preferred Share from the original issuance date of such Preferred Share through the fifth anniversary of such issuance (the “First Reset Date”). On and after the First Reset Date, the Company will pay a Dividend Rate equal to the Dividend Rate applicable to the prior payment period plus 1.50%. If the Holders elect to receive a cash dividend payment and the Company fails to make a corresponding cash dividend payment (a “Dividend Nonpayment”) for three or more payment periods, the Dividend Rate will increase by an additional 0.25% per annum commencing immediately following the third payment period for which there has been a Dividend Nonpayment and will increase an additional 0.25% per annum every third succeeding Dividend Nonpayment (whether the payment periods to which such

Dividend Nonpayments relate are consecutive or non-consecutive); provided, however, the maximum Dividend Rate on the Preferred Stock shall be capped at 12.0% per annum.
Liquidation Preference
Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, each Holder will be entitled to payment out of the assets of the Company, prior and in preference to holders of Common Stock, in an amount per share equal to the Stated Value (the “Liquidation Preference”) plus any accumulated and unpaid dividends.
Conversion
Each Holder has the right, at its option, to convert its Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at the Conversion Price. The Conversion Price is subject to customary adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events. The Preferred Stock cannot be converted if such conversion would result in an issuance of Common Stock above the Exchange Cap. In addition, no Holder can convert its Preferred Stock if such conversion would result in the Holders and their affiliates, in the aggregate, owning greater than 4.99% of the Company’s total outstanding Common Stock immediately following such conversion.
Voting
As long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, (ii) amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or the Company’s Amended and Restated Bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, if such action would materially and adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Stock, or (iii) declare or pay any junior dividends or repurchase any junior securities during any time that all accrued dividends on the Preferred Stock have not been paid in full in cash or, at the option of the Holder, in shares of Common Stock. Except for in the case of clauses (i) through (iii) above, the Preferred Stock has no voting rights prior to conversion into Common Stock, except as may be required by law.
Optional and Special Optional Redemptions
On or after the fifth anniversary of the original issuance date, or in connection with certain change of control events, the Company may redeem the Preferred Stock for cash at a redemption price equal to 103% of the Liquidation Preference, plus any accumulated and unpaid dividends thereon.
Change of Control
Upon the occurrence of certain change of control events, each Holder will have the right (subject to the Company’s special optional redemption right discussed in the paragraph above) to convert some or all of the shares of Preferred Stock held by such Holder into a number of shares of Common Stock per share of the Preferred Stock to be converted equal to (x) the Liquidation Preference of such Preferred Stock plus any accumulated and unpaid dividends thereon divided by (y) the Conversion Price.
The foregoing descriptions of the Purchase Agreement, the Warrants and the Certificate of Designation do not purport to be complete and are qualified in their entirety by reference to the Form of Securities Purchase Agreement, the Form of Warrant and the Certificate of Designation, copies of which were filed as exhibits to the Company’s Current Reports on Form 8-K filed with the SEC on October 2, 2023 and October 12, 2023, respectively, and are incorporated herein by reference.

SECURITIES OFFERED
Shares of Common Stock Offered by the Selling Stockholder
Up to 5,571,500 shares of Common Stock that may be issued to the Selling Stockholder, consisting of (i) 3,486,318 shares of Common Stock that may be issued upon conversion of the Preferred Shares, (ii) 998,225 shares of Common Stock that may be issued upon exercise of the Warrants, and (iii) up to 1,086,957 Dividend Shares.
Shares of Common Stock Outstanding Prior to this Offering
71,199,780 shares of Common Stock (as of July 8, 2024).
Shares of Common Stock Outstanding After this Offering
76,771,280 shares of Common Stock, assuming the sale of a total of 5,571,500 shares of Common Stock. The actual number of shares will vary depending upon a number of factors, including whether the Selling Stockholder converts the Preferred Shares, whether the Selling Stockholder exercises the Warrants and whether the Selling Stockholder elects to receive dividends on the Preferred Shares in shares of Common Stock.
Use of Proceeds
We will not receive any proceeds from the sale of shares of Common Stock included in this prospectus by the Selling Stockholder. We have received approximately $45.0 million in aggregate gross proceeds from the sale of the Preferred Shares and the Warrants to the Selling Stockholder, and may receive up to approximately $12.9 million in proceeds upon payment of the exercise price of the Warrants, from time to time after the date of this prospectus. See “Use of Proceeds.”
Market for Common Stock
Our Common Stock is currently traded on the Nasdaq Capital Market under the symbol “GOEV.”
Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under the heading “Risk Factors” in this prospectus and any applicable prospectus supplement, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, which are incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety, together with other information in this prospectus and any applicable prospectus supplement, the documents incorporated by reference herein and therein. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our securities.
Additional Risks Related to this Offering and Our Common Stock
Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we may not be able to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.
We expect to continue to seek other sources of funding, including by offering additional equity and/or equity-linked securities through one or more credit facilities and potentially by offering debt securities to finance a portion of our future expenditures. We have experienced operating losses, and we expect to continue to incur operating losses as we implement our business plans. We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our business. We expect to expend capital with significant outlays directed both toward bringing our current vehicle programs to market as well as developing additional vehicles, along with related products and service offerings. The fact that we have a limited operating history means we have limited historical data on the demand for our EVs and other products. As a result, our capital requirements are uncertain and actual capital requirements may be different from those we currently anticipate. In addition, new opportunities for growth in future product lines and markets may arise and may require additional capital.
The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. Our ability to obtain the necessary additional financing to carry out our business plans or to refinance, if necessary, any outstanding debt when due is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds on favorable terms, we may have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any such funding or we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations and our prospects, financial consolidated results of operations could be materially adversely affected, in which case our investors could lose some or all of their investment.
Our stock price may be volatile or may decline regardless of our operating performance, and if the Selling Stockholder converts some or all of the Preferred Shares, exercises some or all of its Warrants or elects to receive dividends on the Preferred Shares in shares of Common Stock, the Selling Stockholder may not be able to or want to sell the resulting shares that it receives at a favorable price.
The stock market generally, and our Common Stock in particular, has experienced price and volume fluctuations. As a result of this volatility, the Selling Stockholder might not be able to sell any Common Stock received upon conversion of the Preferred Shares, exercise of the Warrants or payment of dividends on the Preferred Shares at a favorable price. The market price for our Common Stock might continue to fluctuate significantly in response to various factors, some of which are beyond our control. These factors include, but are not limited to:
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changes to the electric car industry, including demand and regulations;

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our ability to compete successfully against current and future competitors;

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competitive pricing pressures;

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our ability to obtain working capital financing;

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additions or departures of key personnel;

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sales of our common stock;

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our ability to execute our growth strategy;

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operating results that fall below expectations;

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loss of any strategic relationship;

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regulatory developments; and

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economic and other external factors.

In addition, the stock market in general has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies. These fluctuations might be even more pronounced in the new trading market for our stock. Additionally, securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in substantial costs, divert our management’s attention and resources, and harm our business, operating results, and financial condition.
Substantial blocks of our Common Stock may be sold into the market as a result of the securities sold to the Selling Stockholder under the Purchase Agreement and other securities purchase agreements entered into by the Company, which may cause the price of our Common Stock to decline.
The price of our Common Stock could decline if there are substantial sales of shares of our Common Stock, if there is a large number of shares of our Common Stock available for sale, or if there is the perception that these sales could occur.
On September 29, 2023, we entered into the Purchase Agreement with the Selling Stockholder. Pursuant to the Purchase Agreement, we issued to the Selling Stockholder the Preferred Shares and the Warrants. The Preferred Shares are convertible, at the Selling Stockholder’s option, in whole or in part, into fully paid and non-assessable shares of Common Stock at the Conversion Price. The Warrants are immediately exercisable starting on the Closing Date and will expire on October 12, 2028.
In addition, dividends on the Preferred Stock may be paid in either cash, in kind or, at the option of the Holders, in shares of Common Stock. In addition, the Company will pay, subject to certain adjustments, dividends at the Dividend Rate equal to 7.50% of the Liquidation Preference per Preferred Share from the original issuance date of such Preferred Share through the First Reset Date. On and after the First Reset Date, the Company will pay a Dividend Rate equal to the Dividend Rate applicable to the prior payment period plus 1.50%. If a Dividend Nonpayment occurs for three or more payment periods, the Dividend Rate will increase by an additional 0.25% per annum commencing immediately following the third payment period for which there has been a Dividend Nonpayment and will increase an additional 0.25% per annum every third succeeding Dividend Nonpayment (whether the payment periods to which such Dividend Nonpayments relate are consecutive or non-consecutive); provided, however, the maximum Dividend Rate on the Preferred Stock shall be capped at 12.0% per annum.
Any issuance of shares of Common Stock upon conversion of the Preferred Shares, exercise of the Warrants or payment of dividends on the Preferred Stock will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our Common Stock. Sales of a substantial number of shares of our Common Stock in the public market or other issuances of shares of our Common Stock, including pursuant to the other securities purchase agreements to which we are a party, or the perception that these sales or issuances could occur, could cause the market price of our Common Stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.
It is not possible to predict the actual number of shares of Common Stock we will issue to the Selling Stockholder at any one time or in total, or the actual gross proceeds resulting from those sales.
Under the Certificate of Designation, the Preferred Shares are convertible at the Selling Stockholder’s option, in whole or in part, into fully paid and non-assessable shares of Common Stock at the Conversion Price. In addition, there is no guarantee that the Selling Stockholder will exercise the Warrants, in full or in part. Issuance of our Common Stock, if any, to the Selling Stockholder will depend upon market conditions and other factors. The Selling Stockholder may ultimately decide to convert all, some or none of the Preferred Shares, and may ultimately decide to exercise all, some or none of the Warrants. In addition, the Selling Stockholder may choose to receive all, some or none of the dividends on the Preferred Shares in shares of Common Stock.
Further, unless we obtain stockholder approval, we will not be able to issue shares of Common Stock in excess of the Exchange Cap under the Purchase Agreement and the Certificate of Designation in accordance with applicable Nasdaq rules. Depending on the market prices of our Common Stock in the future, this could be a significant limitation on the ability of the Selling Stockholder to convert the Preferred Shares, to exercise the Warrants or to receive dividends on the Preferred Shares in shares of Common Stock. Thus, there is no guarantee we will receive additional proceeds from the Purchase Agreement.
If the 5,571,500 shares of Common Stock registered under this prospectus are insufficient for a Subsequent Issuance, the Company is required to file a separate registration statement within 30 days of such Subsequent Issuance and the SEC would have to declare such registration statement or statements effective before we could sell additional shares.
Further, the resale by the Selling Stockholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and to be highly volatile.
Investors who buy shares at different times will likely pay different prices.
The Selling Stockholder may resell all, some or none of any shares of Common Stock we issue to it upon the conversion of the Preferred Shares, the exercise of the Warrants or the payment of dividends of the Preferred Shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering.
We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
We currently intend to use the net proceeds from the offering of securities under this prospectus for working capital and general corporate purposes, as described in the section of this prospectus entitled “Use of Proceeds.” We will have broad discretion in the application of the net proceeds in the category of general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.
The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as our funding requirements and the availability and costs of other funds. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our securityholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are subject to risks and uncertainties. We have based these forward- looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.
Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward- looking statements. Below is a summary of certain material factors that may make an investment in our Common Stock speculative or risky.
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We are an early stage company with a history of losses and expect to incur significant expenses and continuing losses for the foreseeable future.

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We may be unable to adequately control the costs associated with our operations.

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Our current business plans require a significant amount of capital. If we are unable to obtain sufficient funding or do not have access to capital, we will be unable to execute our business plans and our prospects, financial condition and results of operations could be materially adversely affected.

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The resulting market price of our Common Stock following the Reverse Stock Split may not attract new investors, and it is not certain that the Reverse Stock Split will result in a sustained proportionate increase in the market price of our Common Stock.

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The issuance of shares of our Common Stock upon the conversion and/or exercise of the securities issued pursuant to the Purchase Agreement and other securities purchase agreements and warrant agreements to purchase shares of our Common Stock entered into by the Company will continue to increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

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We have not achieved positive operating cash flow and, given our projected funding needs, our ability to generate positive cash flow is uncertain.

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Our financial results may vary significantly from period to period due to fluctuations in our operating costs, product demand and other factors.

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Our limited operating history makes evaluating our business and future prospects difficult and increases the risk of your investment.

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We have remediated the material weaknesses previously reported in our internal control over financial reporting, but if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect our business and stock price.

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If we fail to manage our growth effectively, we may not be able to design, develop, manufacture, market and launch our EVs successfully.

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We are highly dependent on the services of our key employees and senior management and, if we are unable to attract and retain key employees and hire qualified management, technical and EV engineering personnel, our ability to compete could be harmed.

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We face significant barriers to manufacture and bring our EVs to market, and if we cannot successfully overcome those barriers our business will be negatively impacted.

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In connection with each of our previous six Form 10-Qs (beginning with the quarter ended March 31, 2022) and each of our previous two Form 10-Ks, our management has performed an analysis of our ability to continue as a going concern and has identified substantial doubt about our ability to continue as a going concern.

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Customers who have committed to purchase significant amounts of our vehicles may purchase significantly fewer vehicles than we currently anticipate or none at all. In that case, our business, prospects, financial condition, results of operations, and cash flows could be materially and adversely affected.

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Our ability to develop and manufacture EVs of sufficient quality and appeal to customers on schedule and on a large scale is unproven and still evolving.

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We will depend initially on revenue generated from a single EV model and in the foreseeable future will be significantly dependent on a limited number of models.

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There is no guarantee that we will be able to develop our software platform, Canoo Digital Ecosystem, or that if we are able to develop it, that we will obtain the revenue and other benefits we expect from it.

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We may fail to attract new customers in sufficient numbers or at sufficient rates or at all or to retain existing customers, if any, and may face risks if we are dependent on a small number of customers for a significant portion of our revenues.

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If our EVs fail to perform as expected, our ability to develop, market and deploy our EVs could be harmed.

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Our distribution model may expose us to risk and if unsuccessful may impact our business prospects and results of operations.

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We face legal, regulatory and legislative uncertainty in how our go-to-market models will be interpreted under existing and future law, including the potential inability to protect our intellectual property rights, and we may be required to adjust our consumer business model in certain jurisdictions as a result.

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If we fail to successfully build and tool our manufacturing facilities and/or if we are unable to establish or continue a relationship with a contract manufacturer or if our manufacturing facilities become inoperable, we will be unable to produce our vehicles and our business will be harmed.

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We may not be able to realize the non-dilutive financial incentives offered by the State of Oklahoma where we will develop our own manufacturing facilities.

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We and our third-party suppliers will rely on complex machinery for production, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

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We have no experience to date in high volume manufacture of our EVs.

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We may experience significant delays in the design, production and launch of our EVs, which could harm our business, prospects, financial condition and operating results.

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Increases in costs, disruption of supply or shortage of raw materials and other components used in our vehicles, in particular lithium-ion battery cells, could harm our business.

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We are dependent on our suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to deliver necessary components of our EVs at prices and volumes, performance and specifications acceptable to us, could have a material adverse effect on our business, prospects, financial condition and operating results.

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We are or may be subject to risks associated with strategic alliances or acquisitions and may not be able to identify adequate strategic relationship opportunities, or form strategic relationships, in the future.

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The automotive market is highly competitive and technological developments by our competitors may adversely affect the demand for our EVs and our competitiveness in this industry.

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If the market for EVs does not develop as we expect or develops more slowly than is expected, our business, prospects, financial condition and operating results will be adversely affected.

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We may not be able to obtain or agree on acceptable terms and conditions for all or a significant portion of the government grants, loans and other incentives for which we may apply.

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Our EVs are based on the use of complex and novel steer-by-wire technology that is unproven on a wide commercial scale

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Our EVs rely on software and hardware that is highly technical, and if these systems contain errors, bugs or vulnerabilities, or if we are unsuccessful in addressing or mitigating technical limitations in our systems, our business could be adversely affected.

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We are subject to cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our EVs and customer data processed by us or third-party vendors.

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Our stock price has been volatile, and the market price of our Common Stock may drop below the price you pay.

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Future sales and issuances of our equity or convertible securities could result in dilution to our existing stockholders and could cause the price of our Common Stock to decline.

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Substantial blocks of our total outstanding shares may be sold into the market. If there are substantial sales or issuances of shares of our Common Stock, the price of our Common Stock could decline.

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Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our securities.

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Economic, regulatory, political and other events, including fluctuating interest rates, sustained inflation, slower growth or recession, issues with supply chain, shortage of labor, national and global geopolitical and economic uncertainty, may adversely affect our financial results.

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Our ability to meet the timelines we have established for production and manufacturing milestones of our EVs is uncertain.

Importantly, the summary above does not address all the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized herein, as well as other risks and uncertainties that we face, are disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein. The above summary is qualified in its entirety by those more complete discussions of such risks and uncertainties. Given such risks and uncertainties, you should not place undue reliance on forward-looking statements.
We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.
All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
We caution you that the important factors referenced above may not contain all of the factors that are important to you. We cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with forward-looking statements, those results or developments may not be indicative of results or developments in subsequent periods. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS
This prospectus relates to shares of our Common Stock that may be offered and sold from time to time by the Selling Stockholder pursuant to the Purchase Agreement. All of the Common Stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its own account. We will not receive any of the proceeds from these sales.
We have received approximately $45.0 million in aggregate proceeds from the sale of the Preferred Shares and the Warrants to the Selling Stockholder, and we may receive up to approximately $12.9 million upon the exercise of the Warrants. We have used the aggregate proceeds from the sale of the Preferred Shares for working capital and general corporate purposes. We also expect to use any proceeds that we receive from the exercise of the Warrants for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds.

DETERMINATION OF OFFERING PRICE
We cannot currently determine the price or prices at which shares of our Common Stock may be sold by the Selling Stockholder under this prospectus as the price will be determined by the prevailing public market price for shares of our Common Stock, by negotiations between the Selling Stockholder and the buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

SELLING STOCKHOLDER
This prospectus relates to the possible resale from time to time by the Selling Stockholder of up to 5,571,500 shares of our Common Stock that may be issued by us to the Selling Stockholder upon (i) the conversion of the Preferred Shares, (ii) the exercise of the Warrants, or (iii) the payment of dividends on the Preferred Shares.
The table below presents information regarding the Selling Stockholder and the shares of Common Stock that it may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of Common Stock that the Selling Stockholder may offer under this prospectus. The Selling Stockholder may sell some, all or none of its shares in this offering. We do not know if the Selling Stockholder will convert the Preferred Shares into shares of Common Stock or exercise the Warrants, and if it does so, we cannot know how long the Selling Stockholder will hold the resultant shares of Common Stock before selling them. Further, we do not know if the Selling Stockholder will elect to receive the payment of dividends on the Preferred Shares in shares of Common Stock, and if it does so, we cannot know how long the Selling Stockholder will hold the resultant shares of Common Stock before selling them. We currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale of any of the shares offered by the Selling Stockholder pursuant to this prospectus.
Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Stockholder has voting and investment power. The percentage of shares of Common Stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 71,199,780 shares of our Common Stock outstanding on July 8, 2024. The number of shares that may actually be sold by the Selling Stockholder may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.
	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering(1)
Name of Selling Stockholder	Number	Percent		Number	Percent
Capital OKC Alliance II Inc.(2)	0	*%	5,571,500	0	*%

*
Represents ownership of less than 1%.

(1)
Assumes the sale of all shares being offered pursuant to this prospectus, which includes (i) 3,486,318 shares of Common Stock that may be issued upon conversion of the Preferred Shares, (ii) 998,225 shares of Common Stock that may be issued upon exercise of the Warrants, and (iii) up to 1,086,957 Dividend Shares. Depending on the market price of our Common Stock, we may need to issue to the Selling Stockholder more than 1,086,957 Dividend Shares pursuant to the Certificate of Designation. If we must issue more than 1,086,957 Dividend Shares pursuant to the Certificate of Designation, we must first register for resale under the Securities Act such additional shares.

(2)
The business address of OKC Capital Alliance II Inc. is 1209 Orange Street, Wilmington, DE 19801.

PLAN OF DISTRIBUTION
On September 29, 2023, the Company entered into the Purchase Agreement with the Selling Stockholder in connection with the issuance, sale and delivery by the Company of the Preferred Shares and the Warrants for a total purchase price of $45,000,000.
The shares of Common Stock offered by this prospectus are being offered by the Selling Stockholder. We have agreed in the Purchase Agreement to provide customary indemnification to the Selling Stockholder.
Though we have been advised by the Selling Stockholder that it purchased the Preferred Shares and the Warrants for its own account, for investment purposes in which it takes investment risk (including, without limitation, the risk of loss), and without any view or intention to distribute securities in violation of the Securities Act or any other applicable securities laws, the SEC may take the position that the Selling Stockholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.
It is possible that our shares may be sold from time to time by the Selling Stockholder in one or more of the following manners:
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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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to a broker-dealer as principal and resale by the broker-dealer for its account;

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in a privately negotiated transaction; or

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a combination of any such methods of sale.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.
These restrictions may affect the marketability of the common shares by the Selling Stockholder and any unaffiliated broker-dealer.
We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our Common Stock covered by this prospectus by the Selling Stockholder. We estimate that our total expenses for the offering will be approximately $131,537.

LEGAL MATTERS
The validity of any securities offered by this prospectus will be passed upon for us by Kirkland & Ellis LLP, Chicago, Illinois.

EXPERTS
The financial statements of Canoo Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

CANOO INC.
5,571,500 SHARES OF COMMON STOCK
PROSPECTUS
July 8, 2024